As filed with the Securities and Exchange Commission on January 15, 2010

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

SPECTRA ENERGY CORP

(Exact name of registrant as specified in its charter)

Delaware	20-5413139
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Reginald D. Hedgebeth

General Counsel

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

(Name, address, including zip code, and telephone numbers, including area code, of agent for service)

Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this registration statement as determined by market conditions and other factors.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, check the following box.  ☐

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post–effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post–effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer,” and “smaller reporting company” in Rule 12b-2 of Exchange Act.

Large accelerated filer  ☒         Accelerated filer  ☐         Non-accelerated filer  ☐         Smaller reporting company  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of Securities to be registered	Amount to be registered	Proposed maximum offering price per unit(1)	Proposed maximum aggregate offering price(1)	Amount of registration fee(2)
Common stock, par value $0.001 per share	4,274,378	$20.88	$89,249,013	$6,364

(1)	Pursuant to Rule 457(c), these prices are estimated solely for the purpose of calculating the registration fee and are based upon the average of the high and low sales prices of the Registrant’s common stock on the New York Stock Exchange on January 8, 2010.
(2)	Pursuant to Rule 457(p) under the Securities Act of 1933, as amended, the registration fee is being offset with $6,364 of $11,768.57 previously paid with respect to the unsold portion of the 5,474,920 shares of Common Stock that were previously registered under registration statement No. 333-140048, which was filed on January 17, 2007 by Spectra Energy Corp and is terminating upon its three year anniversary.

Explanatory Note

The terms “we,” “our,” “us” and “Spectra Energy” as used in this report refer collectively to Spectra Energy Corp and its subsidiaries unless the context suggests otherwise. These terms are used for convenience only and are not intended as a precise description of any separate legal entity within Spectra Energy.

Prior to Duke Energy Corp’s, or Duke Energy’s, spin-off of Spectra Energy Corp in 2007, Duke Energy’s indirect, wholly-owned subsidiary, Duke Energy Canada Exchangeco Inc., a Canadian corporation (which we refer to as Exchangeco), had outstanding a class of exchangeable shares. The exchangeable shares were originally issued to the former shareholders of Westcoast Energy Inc., or Westcoast, who were resident in Canada and who elected to receive the exchangeable shares in connection with Duke Energy’s acquisition of Westcoast in 2002. Each exchangeable share was exchangeable at any time, at the option of the holder, for one share of Duke Energy common stock, plus all declared and unpaid dividends, if any, on the exchangeable share. The provisions governing the terms of the exchangeable shares provided that the holders thereof were entitled to receive dividends and other distributions on a basis equivalent to the dividends and distributions paid on shares of Duke Energy common stock. In addition, the holders of exchangeable shares were entitled to vote on matters submitted to the holders of Duke Energy common stock through certain trust arrangements. Exchangeco originally issued 19,877,268 exchangeable shares in connection with Duke Energy’s acquisition of Westcoast. In connection with the spin-off, in order to enable the holders of exchangeable shares to participate in the distribution on an equivalent basis and to continue to own exchangeable shares, the board of directors of Exchangeco considered, approved and submitted to the holders of exchangeable shares for approval, a plan of arrangement pursuant to which the terms governing the exchangeable shares and certain related arrangements and agreements were amended. In particular, the share capital of Exchangeco was amended to reorganize the then existing class of exchangeable shares into two classes of exchangeable shares—one class exchangeable, on a one-for-one basis, for a share of Duke Energy common stock and one class exchangeable, on a one-for-one basis, for a share of our common stock. The plan of arrangement was approved by the holders of exchangeable shares represented in person or by proxy at a duly convened meeting of the holders of exchangeable shares held on December 11, 2006 and by the Supreme Court of British Columbia by final order dated December 15, 2006. In connection with the separation from Duke Energy, Exchangeco become our indirect, wholly-owned subsidiary. The plan of arrangement and the reorganization of the existing exchangeable shares were exempt from registration under the Securities Act of 1933, as amended, pursuant to Section 3(a)(10) of the Securities Act.

As a result of the plan of arrangement described above, in connection with the distribution each holder of one exchangeable share as of the record date for the distribution effectively received (i) one exchangeable share exchangeable for a share of Duke Energy common stock and (ii) one-half of an exchangeable share exchangeable for a share of our common stock. No fractional exchangeable shares were issued and cash was paid to holders of the existing exchangeable shares who otherwise would have received fractional exchangeable shares exchangeable for shares of our common stock.

In addition, we and Duke Energy each entered into certain agreements and arrangements to facilitate the orderly distribution of shares of Duke Energy common stock and our common stock upon exchange or redemption of each class of exchangeable shares and the payment of any dividends declared by the board of directors of Exchangeco on each class of exchangeable shares.

Accordingly, as a result of the plan of arrangement and the distribution, there are approximately 4,274,378 exchangeable shares exchangeable for our common stock issued and outstanding as of January 2, 2010. This registration statement registers the issuance of shares of our common stock upon exchange or redemption of such exchangeable shares.

This registration statement registers the issuance of shares of our common stock upon exchange or redemption of such exchangeable shares, and replaces our earlier Form S-3 registration statement (File No. 333-140048), which was filed on January 17, 2007 and expires on the three-year anniversary of that date.

PROSPECTUS

4,274,378 SHARES

SPECTRA ENERGY CORP

COMMON STOCK

This prospectus relates to 4,274,378 shares of our common stock, par value $0.001 per share, issuable upon exchange or redemption of the Spectra Energy exchangeable shares of Spectra Energy Canada Exchangeco Inc. (formerly known as 3946509 Canada Inc.), our indirect subsidiary that we call Exchangeco in this prospectus. The exchangeable shares were issued in a plan of arrangement of Exchangeco which became effective on January 1, 2007. Each Spectra Energy exchangeable share may be exchanged for one share of our common stock, plus all payable and unpaid dividends, if any, on the exchangeable share. Because the shares of our common stock offered by this prospectus will be issued only in exchange for, or upon the redemption of, the Spectra Energy exchangeable shares, we will not receive any cash proceeds from this offering. We are paying all expenses of registration incurred in connection with this offering.

Our common stock is listed on the New York Stock Exchange (“NYSE”) under the trading symbol “SE.”

You should carefully read and evaluate the risk factors included in our periodic reports and other information that we file with the Securities and Exchange Commission (the “SEC”). See “Risk Factors” on page 4 of this prospectus.

Neither the Securities and Exchange Commission, any state securities commission, nor any other regulatory body has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is January 15, 2010

We have not authorized any dealer, salesman or other person to give any information or to make any representation other than those contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus. You must not rely upon any information or representation not contained or incorporated by reference in this prospectus or any applicable supplement to this prospectus as if we had authorized it. This prospectus and any applicable prospectus supplement do not constitute an offer to sell or the solicitation of an offer to buy any securities other than the registered securities to which they relate, nor do this prospectus and any accompanying prospectus supplement constitute an offer to sell or the solicitation of an offer to buy securities in any jurisdiction to any person to whom it is unlawful to make such offer or solicitation in such jurisdiction. You should not assume that the information contained in this prospectus or any applicable prospectus supplement is correct on any date after their respective dates, even though this prospectus or a supplement is delivered or securities are sold on a later date.

CAUTIONARY STATEMENTS REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains or incorporates by reference statements that do not directly or exclusively relate to historical facts. Such statements are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. You can typically identify forward-looking statements by the use of forward-looking words, such as “anticipate,” “believe,” “intend,” “estimate,” “expect,” “continue,” “should,” “could,” “may,” “plan,” “project,” “predict,” “will,” “potential,” “forecast,” and other similar expressions. Those statements represent our intentions, plans, expectations, assumptions and beliefs about future events. Our ability to predict results or the actual effect of future plans or strategies is inherently uncertain. Forward-looking statements involve risks and uncertainties that may cause actual results to be materially different from the results predicted. Factors that could cause actual results to differ materially from those indicated in any forward-looking statement include, but are not limited to, those factors set forth in the section captioned “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2008, which has been filed with the Securities and Exchange Commission, or the SEC, and incorporated by reference into this prospectus supplement, as well as the following:

•

state, federal and foreign legislative and regulatory initiatives that affect cost and investment recovery, have an effect on rate structure, and affect the speed at and degree to which competition enters the natural gas industries;

•	outcomes of litigation and regulatory investigations, proceedings or inquiries;

•	weather and other natural phenomena, including the economic, operational and other effects of hurricanes and storms;

•	the timing and extent of changes in commodity prices, interest rates and foreign currency exchange rates;

•	general economic conditions, which can affect the long-term demand for natural gas and related services;

•	potential effects arising from terrorist attacks and any consequential or other hostilities;

•	changes in environmental, safety and other laws and regulations;

•

results of financing efforts, including the ability to obtain financing on favorable terms, which can be affected by various factors, including credit ratings and general market and economic conditions;

•	increases in the cost of goods and services required to complete capital projects;

•	declines in the market prices of equity and debt securities and resulting funding requirements for defined benefit pension plans;

•

growth in opportunities, including the timing and success of efforts to develop U.S. and Canadian pipeline, storage, gathering, processing and other infrastructure projects and the effects of competition;

•	the performance of natural gas transmission and storage, distribution, and gathering and processing facilities;

•	the extent of success in connecting natural gas supplies to gathering, processing and transmission systems and in connecting to expanding gas markets;

•	the effects of accounting pronouncements issued periodically by accounting standard-setting bodies;

•	conditions of the capital markets during the periods covered by the forward-looking statements; and

•

the ability to successfully complete merger, acquisition or divestiture plans; regulatory or other limitations imposed as a result of a merger, acquisition or divestiture; and the success of the business following a merger, acquisition or divestiture.

In light of these risks, uncertainties and assumptions, the events described in the forward-looking statements might not occur or might occur to a different extent or at a different time than we have described. We undertake no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and special reports, and other information with the SEC. You may read and copy any reports, statements or other information that we file with the SEC at the SEC’s Public Reference room at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the operation of the public reference room. These SEC filings are also available to the public from commercial document retrieval services and over the Internet at the SEC’s website at www.sec.gov and under the heading “Investors/Publications” on our corporate website at www.spectraenergy.com.

We have filed a registration statement of which this prospectus is a part and related exhibits with the SEC under the Securities Act of 1933, as amended. The registration statement contains additional information about us and the securities. You may inspect the registration statement and exhibits without charge at the SEC’s Public Reference Room or at the SEC’s web site listed above, and you may obtain copies from the SEC at prescribed rates.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows “incorporation by reference” into this prospectus of information that we file with the SEC. This permits us to disclose important information to you by referencing these filed documents. Any information referenced this way is considered to be a part of this prospectus and any information filed by us with the SEC subsequent to the date of this prospectus will automatically be deemed to update and supersede this information.

This prospectus incorporates by reference the documents listed below that we have previously filed with the SEC. These documents contain important business and financial information about us that is not included in or delivered with this prospectus.

Spectra Energy	Period
Annual Report on Form 10-K	Year ended December 31, 2008, filed on February 27, 2009, as modified by our Current Report on Form 8-K filed on January 14, 2010 for the retrospective application of Statement of Financial Accounting Standards No. 160

Quarterly Reports on Form 10-Q	Quarter ended March 31, 2009, filed on May 8, 2009 Quarter ended June 30, 2009, filed on August 7, 2009 Quarter ended September 30, 2009, filed on November 6, 2009

Current Reports on Form 8-K	Filed February 13, 2009 Filed March 2, 2009 Filed April 13, 2009 Filed May 13, 2009 Filed May 14, 2009 Filed August 24, 2009 Filed August 28, 2009 Filed January 14, 2010

We also incorporate by reference any filings made by us with the SEC in accordance with Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act on or after the date of this prospectus and before the termination of the offering. To the extent that any information contained in any Current Report on Form 8-K, or any exhibit thereto, was or is furnished, rather than filed with, the SEC, such information or exhibit is specifically not incorporated by reference into this document.

Securityholders can obtain any document incorporated by reference in this document from us without charge, excluding all exhibits, except that if we have specifically incorporated by reference an exhibit in this prospectus, the exhibit will also be provided without charge by requesting it in writing or by telephone from us at:

c/o Investor Relations Department

Spectra Energy Corp

5400 Westheimer Court

Houston, Texas 77056

(713) 627-5400

You may also obtain these documents from our website at www.spectraenergy.com or at the SEC’s Internet site www.sec.gov by clicking on the “Search for Company Filings” link, then clicking on the “Company & Other Filers” link, and then entering our name in the “name” field.

THE COMPANY

We, through our subsidiaries and equity affiliates, own and operate a large and diversified portfolio of complementary natural gas-related energy assets and are one of North America’s leading natural gas infrastructure companies. For close to a century, we and our predecessor companies have developed critically important pipelines and related energy infrastructure connecting natural gas supply sources to premium markets. We operate in three key areas of the natural gas industry: gathering and processing, transmission and storage, and distribution. Based in Houston, Texas, we provide transportation and storage of natural gas to customers in various regions of the northeastern and southeastern United States, the Maritime Provinces in Canada and the Pacific Northwest in the United States and Canada, and in the province of Ontario, Canada. We also provide natural gas sales and distribution services to retail customers in Ontario, and natural gas gathering and processing services to customers in western Canada. We also have a 50% ownership in DCP Midstream, LLC, or DCP Midstream, one of the largest natural gas gatherers and processors in the United States, based in Denver, Colorado.

Our Principal Executive Offices

Our corporate headquarters are located at 5400 Westheimer Court, Houston, Texas 77056. Our telephone number is (713) 627-5400.

RISK FACTORS

An investment in the securities involves risks. Before purchasing any securities we and Spectra Energy offer, you should carefully consider the “Risk Factors” set forth in Item 1A in our Annual Report on Form 10-K filed on February 27, 2009, together with the other information in this prospectus, any applicable prospectus supplement, and the documents that are incorporated by reference in this prospectus, about risks concerning the securities, before buying any securities. See also “Cautionary Statements Regarding Forward-Looking Statements” in this prospectus.

USE OF PROCEEDS

Because the shares of our common stock will be issued in exchange for or upon the redemption of the Spectra Energy exchangeable shares, we will not receive any cash proceeds upon the issuance of the common stock.

PLAN OF DISTRIBUTION

We will distribute the shares of our common stock covered by this prospectus only upon exchange or redemption of the Spectra Energy exchangeable shares of Exchangeco, and no broker, dealer or underwriter has been engaged in connection with the exchange or redemption. Each Spectra Energy exchangeable share of Exchangeco may be exchanged or redeemed for one share of our common stock. We will pay all expenses incurred in connection with the distribution described in this prospectus.

INCOME TAX CONSIDERATIONS

Canadian Federal Income Tax Considerations

In the opinion of McCarthy Tétrault LLP, our Canadian counsel, the following is an accurate summary of the principal Canadian federal income tax considerations under the Income Tax Act (Canada) (the “Canadian Income Tax Act”) generally applicable to you if you hold Spectra Energy exchangeable shares or acquire common stock on the redemption, retraction or exchange of Spectra Energy exchangeable shares and if, for purposes of the Canadian Income Tax Act and at all relevant times, you are or are deemed to be resident in Canada, you deal with us at arm’s length, you are not affiliated with us and you hold your Spectra Energy exchangeable shares and will hold the common stock as capital property. This discussion does not apply to you if you are a “financial institution,” as defined in section 142.2 of the Canadian Income Tax Act, and are therefore subject to the mark-to-market rules of the Canadian Income Tax Act. This summary also does not apply to you if Spectra Energy is or will be a “foreign affiliate” of you for purposes of the Canadian Income Tax Act or if the functional currency reporting rules in subsection 261(4) of the Canadian Income Tax Act apply to you.

The Spectra Energy exchangeable shares and common stock will generally be considered to be capital property to you unless the shares are held by you in the course of carrying on a business or the shares are acquired in a transaction considered to be an adventure in the nature of trade. If the Spectra Energy exchangeable shares might not otherwise qualify as capital property, you may be entitled to obtain this qualification by making the irrevocable election provided under subsection 39(4) of the Canadian Income Tax Act. If you do not hold your Spectra Energy exchangeable shares or will not hold common stock as capital property, you should consult your own tax advisors for information and advice having regard to your particular circumstances.

This summary is based on the current provisions of the Canadian Income Tax Act and regulations, the current provisions of the Canada-United States Tax Convention (1980), as amended and our Canadian counsel’s understanding of the current published administrative practices of the Canada Revenue Agency (the “CRA”).

This summary takes into account all specific proposals to amend the Canadian Income Tax Act and regulations that were publicly announced by or on behalf of the Minister of Finance (Canada) prior to the date hereof and assumes that all of these proposed amendments will be enacted in their present form. No assurances can be given that any proposed amendments will be enacted in the form proposed, or at all. This summary is not exhaustive of all possible Canadian federal income tax considerations and, except for the foregoing, does not take into account or anticipate any changes in law, whether by legislative, administrative or judicial decision or action, nor does it take into account provincial, territorial or foreign income tax legislation or considerations, which may differ from the Canadian federal income tax considerations described below. No advance income tax ruling has been sought or obtained from the CRA to confirm the tax consequences of any of the transactions relating to the Spectra Energy exchangeable shares or the acquisition of the common stock on the redemption, retraction or exchange of Spectra Energy exchangeable shares.

For purposes of the Canadian Income Tax Act, all amounts relating to the acquisition, holding or disposition of common stock, including dividends, adjusted cost base amounts and proceeds of disposition, must be converted into Canadian dollars based on the prevailing United States dollar exchange rate generally at the time these amounts arise.

THIS SUMMARY IS OF A GENERAL NATURE ONLY AND IS NOT INTENDED TO BE, AND SHOULD NOT BE CONSTRUED TO BE, LEGAL, BUSINESS OR TAX ADVICE TO YOU. THEREFORE, YOU SHOULD CONSULT YOUR OWN TAX ADVISORS WITH RESPECT TO YOUR PARTICULAR CIRCUMSTANCES.

Redemption or Exchange of Spectra Energy Exchangeable Shares

On a redemption (including a retraction) of your Spectra Energy exchangeable shares by Exchangeco, you will be deemed to have received a dividend equal to the amount, if any, by which the redemption proceeds exceed the paid-up capital (for purposes of the Canadian Income Tax Act) of the exchangeable shares so redeemed. For these purposes, the redemption proceeds will be the fair market value of the common stock received from Exchangeco on the redemption plus the amount, if any, of all payable and unpaid dividends on the exchangeable shares paid on the redemption. The amount of any such deemed dividend will be subject to the tax treatment described below under “Dividends on Exchangeable Shares.”

On a redemption (including a retraction) of your Spectra Energy exchangeable shares, you will also be considered to have disposed of your Spectra Energy exchangeable shares, but the amount of the deemed dividend will be excluded in computing your proceeds of disposition for purposes of computing any capital gain or capital loss arising on the disposition. If you are a corporation, in some circumstances the amount of any such deemed dividend may be treated as proceeds of disposition and not as a dividend. The taxation of capital gains and capital losses is described below.

On an exchange of your Spectra Energy exchangeable shares with our indirect wholly-owned subsidiary, Spectra Energy Canada Call Co. (formerly known as 3058368 Nova Scotia Company and hereinafter referred to as “Callco”), or with us for the common stock, you will generally realize a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition of your Spectra Energy exchangeable shares, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you of the Spectra Energy exchangeable shares immediately before the exchange. For these purposes, the proceeds of disposition will be the fair market value at the time of the exchange of the common stock which you receive plus any other amounts received from us as part of the exchange, but less any amount paid in satisfaction of declared and unpaid dividends owed to you by Exchangeco. The taxation of capital gains and capital losses is described below.

BECAUSE OF THE EXISTENCE OF CERTAIN CALL RIGHTS HELD BY CALLCO WHICH GIVE CALLCO THE OVERRIDING RIGHT TO PURCHASE YOUR EXCHANGEABLE SHARES UPON A REDEMPTION (INCLUDING A RETRACTION) BY EXCHANGING A SHARE OF COMMON STOCK FOR

EACH EXCHANGEABLE SHARE AS WELL AS CERTAIN RIGHTS OF HOLDERS OF EXCHANGEABLE SHARES TO FORCE THE EXCHANGE OF EXCHANGEABLE SHARES WITH SPECTRA ENERGY FOR COMMON STOCK UPON THE OCCURRENCE OF THE LIQUIDATION, DISSOLUTION OR WINDING-UP OF EXCHANGECO OR SPECTRA ENERGY, YOU CANNOT CONTROL WHETHER YOU WILL RECEIVE COMMON STOCK BY WAY OF A REDEMPTION (INCLUDING A RETRACTION) OF YOUR EXCHANGEABLE SHARES BY EXCHANGECO OR BY WAY OF PURCHASE OF THE EXCHANGEABLE SHARES BY SPECTRA ENERGY OR CALLCO. AS DESCRIBED ABOVE, THE CANADIAN FEDERAL INCOME TAX CONSEQUENCES OF A REDEMPTION (INCLUDING A RETRACTION) DIFFER FROM THOSE OF A PURCHASE.

Disposition of Spectra Energy Exchangeable Shares Other Than on Redemption or Exchange

A disposition or deemed disposition of your Spectra Energy exchangeable shares, other than on the redemption (including a retraction) or exchange of your Spectra Energy exchangeable shares, will generally result in a capital gain (or capital loss) to the extent that the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you immediately before the disposition. The taxation of capital gains and capital losses is described below.

Acquisition and Disposition of the Common Stock

The cost of the common stock received on a retraction, redemption or exchange of Spectra Energy exchangeable shares will be equal to the fair market value of the common stock at the time of that event, and will be averaged with the adjusted cost base of any other common stock held by you at that time as capital property (other than common stock considered to have been continually held by you since 1971) for the purpose of determining the adjusted cost base of your common stock.

A disposition or deemed disposition of the common stock by you will generally result in a capital gain (or a capital loss) equal to the amount by which the proceeds of disposition, net of any reasonable costs of disposition, exceed (or are less than) the adjusted cost base to you of such common stock immediately before the disposition. The taxation of capital gains and capital losses is described below.

Dividends on Spectra Energy Exchangeable Shares

If you are an individual, dividends received or deemed to be received on the Spectra Energy exchangeable shares will be included in computing your income, and will be subject to the gross-up and dividend tax credit rules normally applicable to taxable dividends received from a corporation resident in Canada, including the enhanced gross-up and dividend tax credit rules for “eligible dividends”. Eligible dividends will generally include dividends paid after 2005 by taxable Canadian corporations, such as Exchangeco, where those dividends have been designated as “eligible dividends” by the dividend-paying corporation. There are limitations on the ability of a corporation to designate dividends as eligible dividends. Subject to the discussion below, if you are a corporation, other than a “specified financial institution” as defined in the Canadian Income Tax Act, dividends received or deemed to be received on the Spectra Energy exchangeable shares normally will be included in your income and deductible in computing your taxable income.

The Spectra Energy exchangeable shares will be “term preferred shares,” as defined in the Canadian Income Tax Act. Consequently, if you are a “specified financial institution,” as defined in the Canadian Income Tax Act, a dividend received or deemed to be received on a redemption of the Spectra Energy exchangeable shares will be deductible in computing your taxable income only if:

•	you did not acquire the Spectra Energy exchangeable shares in the ordinary course of carrying on your business; or

•

at the time the dividend is received, the Spectra Energy exchangeable shares are listed on a designated stock exchange in Canada (which currently includes the Toronto Stock Exchange, or “TSX”, on which the Spectra Energy exchangeable shares are currently listed) and you, either alone or together with persons with whom you do not deal at arm’s length, do not receive (or are not deemed to receive) dividends in respect of more than 10% of the issued and outstanding Spectra Energy exchangeable shares.

In addition, if you are a corporation and if we or any other person with whom we do not deal at arm’s length (including Exchangeco) are a “specified financial institution” (for purposes of the Canadian Income Tax Act) at the time that dividends are paid on the Spectra Energy exchangeable shares, subject to the exemption described below, dividends received or deemed to be received by you will be included in your taxable income but will not be deductible by you in computing your taxable income. This denial of the dividend deduction will not apply if, at the time the dividends are received or deemed to be received by you, the Spectra Energy exchangeable shares are listed on a designated stock exchange (which currently includes the TSX, on which the Spectra Energy exchangeable shares are currently listed), we and Callco are “related” to Exchangeco for the purposes of the Canadian Income Tax Act (which is currently the case) and dividends are not paid to you (together with persons with whom you do not deal at arm’s length or any trust or partnership of which you or any such person is a beneficiary or member) in respect of more than 10% of the issued and outstanding Spectra Energy exchangeable shares held by persons other than us and our affiliates.

If you are a “private corporation,” as defined in the Canadian Income Tax Act, or any other corporation resident in Canada and controlled or deemed to be controlled by or for the benefit of an individual or a related group of individuals, you may be liable under Part IV of the Canadian Income Tax Act to pay a refundable tax of 33 1/3% of any dividends received or deemed to be received on your exchangeable shares to the extent that these dividends are deductible in computing your taxable income.

If you are throughout the relevant taxation year a “Canadian-controlled private corporation,” as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 6 2/3% on dividends received or deemed to be received on your exchangeable shares that are not deductible in computing taxable income.

Dividends on the Common Stock

Dividends on the common stock will be included in your income for the purposes of the Canadian Income Tax Act. If you are an individual, you will not be subject to the gross-up and dividend tax credit rules in the Canadian Income Tax Act applicable to dividends received from corporations resident in Canada. If you are a corporation, you will be required to include these dividends in computing your income and will not be entitled to deduct the amount of these dividends in computing your taxable income. If you are a “Canadian-controlled private corporation,” as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 6 2/3% on such dividends. If there is United States non-resident withholding tax on any dividends you receive on the common stock, you will generally be eligible for foreign tax credit or deduction treatment where applicable under the Canadian Income Tax Act.

Taxation of Capital Gains and Capital Losses

One-half of any capital gain (the “taxable capital gain”) realized by you on a disposition or deemed disposition of exchangeable shares or the common stock must be included in your income for the year of the disposition. One-half of any capital loss (the “allowable capital loss”) realized by you is required to be deducted by you against taxable capital gains realized in the year of the disposition. Any allowable capital losses in excess of taxable capital gains in the year of disposition may be carried back up to three taxation years or forward indefinitely and deducted against net taxable capital gains in those other years to the extent and in the circumstances prescribed in the Canadian Income Tax Act.

Capital gains realized by an individual or trust, other than certain trusts, may give rise to alternative minimum tax under the Canadian Income Tax Act.

If you are a “Canadian-controlled private corporation,” as defined in the Canadian Income Tax Act, you may be liable to pay an additional refundable tax of 6 2/3% on taxable capital gains.

If you are a corporation, the amount of any capital losses arising from a disposition or deemed disposition of exchangeable shares may be reduced by the amount of any dividends received or deemed to have been received by you on the exchangeable shares to the extent and under the circumstances prescribed by the Canadian Income Tax Act. Similar rules may apply where you are a corporation that is a member of a partnership or a beneficiary of a trust that owns exchangeable shares or where a trust or partnership of which a corporation is a beneficiary or a member is a member of a partnership or a beneficiary of a trust that owns any of these shares. You should consult your own tax advisors if these rules may be relevant to you.

Foreign Property Information Reporting

If you are a “specified Canadian entity” (as defined in the Canadian Income Tax Act), you may be required to file an information return relating to any “specified foreign property” (as defined in the Canadian Income Tax Act) owned by you, which would include the common stock, the exchangeable shares and certain exchange and voting rights relating thereto. You should consult you own advisors about whether you must comply with these rules with respect to the ownership of exchangeable shares or common stock.

Foreign Investment Entity Tax Proposals

Amendments to the Canadian Income Tax Act relating to the taxation of certain interests held by Canadian residents in certain non-resident entities and that were previously contained in Bill C-10, the Income Tax Amendments Act, 2006 (the “FIE proposals”) were not enacted by Parliament. Nevertheless, the FIE proposals are expected to be reintroduced and to be generally applicable for taxation years of taxpayers commencing after 2006. However, there is no assurance that the FIE proposals will be enacted in the form proposed or at all. If the FIE proposals are enacted as proposed, where a Canadian resident holds shares, other than shares that are an “exempt interest”, in a corporation that constitutes a “foreign investment entity” (as such terms are defined in the FIE proposals) at the corporation’s year end, or a property, other than property that is an “exempt interest”, convertible into, exchangeable for, or a right to acquire, directly or indirectly such shares (such shares and property being referred to in the FIE proposals as a “participating interest”) the Canadian resident generally will be required to: (i) include in its income for its taxation year that includes the foreign investment entity’s year end an amount determined as a prescribed percentage of such Canadian resident’s “designated cost” for the shares at the end of each month ending in the Canadian resident’s taxation year during which the shares were held by the Canadian resident; (ii) in certain circumstances, include in (or deduct from) its income on an annual basis any increase (or decrease) in the value of that interest; or (iii) in certain limited circumstances, include in its income for its taxation year that includes the foreign investment entity’s year-end its proportionate share of the foreign investment entity’s income (or loss) for the year.

Spectra Energy will not be a foreign investment entity at the end of a particular taxation year if, at that time, the “carrying value” of all of its “investment property” is not greater than one-half of the “carrying value” of all of its property, or if, throughout that taxation year, its principal undertaking is not an “investment business”, within the meaning of these terms in the FIE proposals. The determination of whether Spectra Energy is a foreign investment entity must be made on an annual basis at the end of each taxation year of Spectra Energy and no assurance can be given that Spectra Energy will not be a foreign investment entity at the end of any of its taxation years. You should consult your own tax advisor in this respect.

In any event, the FIE proposals will not apply to you for a particular taxation year if at the end of the taxation year of Spectra Energy that ends in that particular taxation year, the Spectra Energy exchangeable shares are an “exempt interest” to you. The Spectra Energy exchangeable shares will constitute an “exempt interest” to you at a particular time if, throughout the period, in Spectra Energy’s taxation year that includes that time, during which you held the Spectra Energy exchangeable shares:

(i)	the Spectra Energy exchangeable shares are shares of the capital stock of a corporation resident in Canada;

(ii)	the Spectra Energy exchangeable shares would not be a participating interest if they were not convertible into, exchangeable for or a right to acquire shares of the capital of a non-resident corporation; and

(iii)	the Spectra Energy exchangeable shares are convertible into, exchangeable for, or a right to acquire only property that, if the conversion, exchange or right were exercised by you at that time, would be a share of the capital stock of a non-resident corporation that is at that time an “exempt interest” to you.

The common stock acquired by you on a retraction, redemption or exchange of Spectra Energy exchangeable shares would constitute an “exempt interest” to you at any time if it is reasonable to conclude that you have no “tax avoidance motive” (within the meaning of the FIE proposals) in respect of the common stock, and:

(i)	throughout the period, in Spectra Energy’s taxation year that includes that time, during which you would hold the common stock;

(A)	the common stock is an “arm’s length interest” (within the meaning of the FIE proposals) to you;

(B)	Spectra Energy is resident in a country in which there is a designated stock exchange (which currently includes the NYSE); and

(C)	the common stock is listed on a designated stock exchange (which currently includes the NYSE), or

(ii)	both:
(A)	throughout that period, Spectra Energy:

(1)	is governed by the laws of a country with which Canada has entered into a tax treaty (which currently includes the United States);

(2)	exists, was formed or organized, or was last continued, under those laws; and

(3)	while it is governed by the laws of a country, is, under the tax treaty with that country, resident in that country; and

(B)	throughout that period, the common stock would be an “arm’s length interest” to you.

The determination of whether you will have a tax avoidance motive in respect of the common stock within the meaning of the FIE proposals will depend upon your particular circumstances. You should consult your own tax advisors in this respect. At any time, common stock will qualify for purposes of the FIE proposals as an arm’s length interest to you, provided that (i) it is reasonable to conclude that there are at least 150 persons each of which holds at that time common stock having a total fair market value of at least Cdn$500, (ii) it is reasonable to conclude that common stock can normally be acquired and sold by members of the public in the open market, (iii) the aggregate fair market value at that time of the common stock held by you, or an entity or individual with whom you do not deal at arm’s length, does not exceed 10% of the fair market value of all of the common stock held by any entity or individual at that time and (iv) it is reasonable to conclude that common stock is listed on a designated stock exchange (which currently includes the NYSE) and they have readily obtainable fair market value. Common stock will have a readily obtainable market value for purposes of the FIE proposals if you meet the conditions of (i), (ii) or (iv) immediately above with respect to an arm’s length interest, the common stock is listed on a designated stock exchange (which currently includes the NYSE) throughout the period during which you held the common stock, the common stock was traded on at least 10 consecutive trading days on that stock exchange in the prior 30 days and the amount at which the common stock was last traded on each trading day that is included in the latest of the 10 consecutive trading days is published for public use. No assurances can be given that the common stock will qualify as an arm’s length interest at any particular time.

United Stated Federal Income Tax Considerations To Non-U.S. Holders

The following is a summary of the material United States federal income tax consequences of the ownership and disposition of Spectra Energy exchangeable shares that may be relevant to you if you are a Non-U.S. holder (as defined below). U.S. Holders (as defined below) who acquire Spectra Energy exchangeable shares should consult their own tax advisors as to the United States tax consequences of owning and disposing such shares.

This discussion is limited to Non-U.S. Holders who hold their Spectra Energy exchangeable shares as capital assets. It does not address all of the tax consequences that may be relevant to a holder in light of the holder’s particular circumstances or to holders subject to special rules, such as controlled foreign corporations, passive foreign investment companies, and foreign personal holding companies. In addition, this discussion does not address the United States state or local tax consequences or the foreign tax consequences of the ownership and disposition of the Spectra Energy exchangeable shares. This discussion is based on the Internal Revenue Code of 1986, as amended (the “Code”), United States Treasury regulations promulgated thereunder, and judicial and administrative interpretations thereof, in each case as in effect of the date hereof, all of which are subject to change, possibly with retroactive effect. No statutory, judicial, or administrative authority exists that directly addresses certain of the United States federal income tax consequences of the issuance and ownership of instruments and rights comparable to the Spectra Energy exchangeable shares. Consequently (as discussed more fully below), the United States federal income tax treatment of the ownership of the Spectra Energy exchangeable shares and the exchange of the Spectra Energy exchangeable shares for shares of the common stock is not certain. No advance income tax ruling has been sought or obtained from the United States Internal Revenue Service (the “IRS”) regarding the United States federal income tax consequences of any of the transactions described herein.

Accordingly, all holders are strongly urged to consult their tax advisors with regard to the application of the United States federal, state, local and other tax consequences and the foreign tax consequences of the ownership and disposition of Spectra Energy exchangeable shares and the common stock in light of their particular circumstances.

As used herein, the term “Non-U.S. Holder” means any person who holds Spectra Energy exchangeable shares other than a person who is a U.S. Holder. The term “U.S. Holder” means a beneficial owner of Spectra Energy exchangeable shares that is, for United States federal income tax purposes:

•	a citizen or resident of the United States;

•	a corporation or other entity taxable as a corporation created or organized in or under the laws of the United States or of any political subdivision thereof;

•	an estate, the income of which is subject to United States federal income taxation regardless of its source; or

•

a trust if it (i) is subject to the primary supervision of a United States court and one or more United States persons have the authority to control all substantial decision of the trust or (ii) it has made a valid election to be treated as a United States person.

The term U.S. Holder also includes certain former citizens and residents of the United States. If a partnership (including for this purpose any entity treated as a partnership for United States federal income tax purposes) is a beneficial owner of the Spectra Energy exchangeable shares, the tax treatment of a partner will generally depend upon the status of the partner and upon the activities of the partnership.

Sale or Exchange of Spectra Energy exchangeable shares

You generally will not be subject to United States federal income tax on any gain realized on the sale or exchange of Spectra Energy exchangeable shares, including the exchange of Spectra Energy exchangeable shares for the common stock, unless (i) the gain is effectively connected with the conduct by the Non-U.S. Holder of a trade or business in the United States or, if a treaty applies, is attributable to a permanent establishment of the Non-U.S. Holder in the United States, or (ii) in the case of gain recognized by an individual Non-U.S. Holder, such individual is present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied.

Dividends on the shares of the Common Stock and Spectra Energy exchangeable shares

Dividends on Shares of the Common Stock. Dividends paid to you as a Non-U.S. holder of the common stock generally will be subject to withholding of United States federal income tax at a rate of 30%, which rate may be subject to reduction by an applicable income tax treaty (generally 15% on dividends paid to eligible residents of Canada under the Canada-United States Income Tax Treaty), unless the dividend is effectively connected with the conduct of your trade or business within the United States (or if a tax treaty applies, is attributable to your United States permanent establishment), in which case the dividend will be taxed at ordinary United States federal income tax rates. If you are a corporation, such effectively connected income may also be subject to an additional “branch profits tax.” You will be required to satisfy certain certification requirements to claim treaty benefits or otherwise claim a reduction of, or exemption from, the withholding tax described above.

Dividends on Spectra Energy exchangeable shares. We currently do not, and do not intend to, withhold on any amounts in respect of United States withholding tax from dividends paid with respect to the Spectra Energy exchangeable shares. The IRS may, however, assert that United States withholding tax is payable with respect to any dividends paid on the Spectra Energy exchangeable shares to Non-U.S. Holders. As a result, you could be subject to United States withholding tax at a rate of 30%, which rate may be reduced by an applicable income tax treaty (generally 15% on dividends paid to eligible residents of Canada under the Canada-United States Income Tax Treaty).

Sale or Exchange of the Common Stock

You generally will not be subject to United States federal income tax on any gain realized on the sale or exchange of shares of the common stock unless:

•	the gain is effectively connected with your United States trade or business;

•	you are an individual and you are present in the United States for 183 days or more during the taxable year of disposition and certain other conditions are satisfied; or

•	you have owned (actually or constructively) more than 5% of our outstanding common stock.

We have not determined whether we are a “United States real property holding corporation” for United States federal income tax purposes. If we are or become a “United States real property holding corporation” at a relevant time, a Non-U.S. Holder who at no time actually or constructively owned more than 5% of the common stock generally would not be subject to United States federal income tax on the disposition of the common stock, provided that the common stock was regularly traded on an established securities market within the meaning of the applicable regulations.

Information Reporting and Backup Withholding

Non-U.S. Holders are generally subject to information reporting requirements with respect to dividends paid by us to you and any tax withheld with respect to such dividends. Copies of the information returns reporting such dividends and withholding may also be made available to the tax authorities in the country in which you reside under the provisions of an applicable income tax treaty. You will be subject to backup withholding unless applicable certification requirements are met. Payment of the proceeds of a sale of shares of the common stock within the United States or through certain United States brokers is subject to both backup withholding and information reporting unless you, as the beneficial owner, certify under penalties of perjury that you are not a United States person for purposes of the Code (and the payor does not have actual knowledge or reason to know that you are a United States person) or otherwise establishes an exemption. Any amounts withheld under the backup withholding rules are generally allowable as a credit against your United States federal income tax liability (if any), which may entitle you to a refund, provided that the required information is furnished to the IRS.

LEGAL MATTERS

The validity of the common stock offered by this prospectus has been passed upon for us by Reginald D. Hedgebeth, General Counsel of the Registrant. Certain federal Canadian and U.S. tax matters will be passed upon by McCarthy Tétrault LLP, Vancouver, Canada, and Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, respectively, as set forth under “Income Tax Considerations.”

EXPERTS

The consolidated financial statements and the related financial statement schedule of Spectra Energy Corp and subsidiaries incorporated in this prospectus by reference from Spectra Energy Corp’s Current Report on Form 8-K dated January 14, 2010, and the effectiveness of Spectra Energy Corp’s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their report, which is incorporated herein by reference (which (1) expresses an unqualified opinion on the consolidated financial statements and financial statement schedule and includes explanatory paragraphs related to the adoption of new accounting standards, an explanatory paragraph concerning the retrospective adjustments related to the adoption of SFAS 160, Noncontrolling Interests in Consolidated Financial Statements, and the completion of the spin-off of Spectra Energy Corp from Duke Energy Corporation on January 2, 2007 and (2) expresses an unqualified opinion on the effectiveness of internal control over financial reporting ). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

The consolidated financial statements and the related financial statement schedule of DCP Midstream, LLC and subsidiaries, incorporated in this prospectus by reference from Spectra Energy Corp’s Current Report on Form 8-K dated January 14, 2010, have been audited by Deloitte & Touche LLP, independent auditors, as stated in their report, which is incorporated herein by reference (which report expressed an unqualified opinion and included an explanatory paragraph concerning the retrospective adjustments related to the adoption of ASC 810, Consolidation, as it pertains to noncontrolling interests (previously FASB Statement No. 160, Noncontrolling Interests in Consolidated Financial Statements)). Such financial statements and financial statement schedule have been so incorporated in reliance upon the report of such firm given upon their authority as experts in accounting and auditing.

INTEREST OF NAMED EXPERTS AND COUNSEL

The validity of the issuance of the shares of our common stock to be registered in connection with this Registration Statement will be passed upon by Reginald D. Hedgebeth General Counsel of the Registrant. Mr. Hedgebeth owns and has indirect interests in shares of our common stock.

PROSPECTUS

4,274,378 SHARES

SPECTRA ENERGY CORP

COMMON STOCK

The date of this prospectus is January 15, 2010

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution (Estimated).

The expenses relating to the registration of the securities will be borne by the registrant. Such expenses are estimated to be as follows:

Securities and Exchange Commission Registration Fee	$0
Printing Fees and Expenses	5,000
Accounting Fees and Expenses	10,000
Legal Fees	10,000
Miscellaneous	0

Total	$25,000

Item 15.	Indemnification of Directors and Officers.

Section 145 of the Delaware General Corporations Law (the “DGCL”) provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, in which such person is made a party by reason of the fact that the person is or was a director, officer, employee or agent of the corporation (other than an action by or in the right of the corporation—a “derivative action”), if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A similar standard is applicable in the case of derivative actions, except that indemnification only extends to expenses (including attorneys’ fees) incurred in connection with the defense or settlement of such action, and the statute requires court approval before there can be any indemnification where the person seeking indemnification has been found liable to the corporation. The statute provides that it is not exclusive of other indemnification that may be granted by a corporation’s by-laws, disinterested director vote, shareholder vote, agreement or otherwise.

Our certificate of incorporation provides that no director shall be liable to us or our shareholders for monetary damages for breach of fiduciary duty as a director, except as required by the DGCL, as now in effect or as amended. Currently, Section 102(b)(7) of the DGCL requires that liability be imposed for the following:

•	any breach of the director’s duty of loyalty to our company or our shareholders;

•	any act or omission not in good faith or which involved intentional misconduct or a knowing violation of law;

•	unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the DGCL; and

•	any transaction from which the director derived an improper personal benefit.

Our certificate of incorporation and by-laws provide that, to the fullest extent authorized or permitted by the DGCL, as now in effect or as amended, we will indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding by reason of the fact that such person, or a person of whom he or she is the legal representative, is or was our director or officer, or while our director or officer is or was serving, at our request, as a director, officer, employee or agent of another corporation or of a partnership, joint venture, trust or other enterprise, including service with respect to employee benefit plans maintained or sponsored by us. We will indemnify such persons against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred in connection with such action if such person acted in good faith and in a manner reasonably believed to be in our best interests and, with respect to any criminal proceeding, had no reason to believe such person’s conduct was unlawful. Any amendment of this provision will not reduce our indemnification obligations relating to actions taken before an amendment.

We have obtained policies that insure our directors and officers and those of our subsidiaries against certain liabilities they may incur in their capacity as directors and officers. Under these policies, the insurer, on our behalf, may also pay amounts for which we have granted indemnification to the directors or officers.

Item 16.	Exhibits.

The exhibits to this registration statement are listed in the exhibit index, which appears elsewhere herein and is incorporated by reference.

Item 17.	Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by section 10(a)(3) of the Securities Act;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement;

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

Provided, however,

Paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) of this section do not apply if the registration statement is on Form S-3 or Form F-3 and the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities:

(i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, Spectra Energy Corp certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, Texas, on January 15, 2010.

SPECTRA ENERGY CORP (Registrant)

By:	/s/ REGINALD D. HEDGEBETH
Name:	Reginald D. Hedgebeth
Title:	General Counsel

Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Gregory L. Ebel	President and Chief Executive Officer and Director	January 15, 2010

* J. Patrick Reddy	Chief Financial Officer (Principal Financial Officer)	January 15, 2010

* Sabra L. Harrington	Vice President and Controller (Principal Accounting Officer)	January 15, 2010

Signature	Title	Date
Majority of Directors:
William T. Esrey*	Chairman	January 15, 2010
Austin A. Adams*	Director	January 15, 2010
Paul M. Anderson*	Director	January 15, 2010
Pamela L. Carter*	Director	January 15, 2010
F. Anthony Comper*	Director	January 15, 2010
Peter B. Hamilton*	Director	January 15, 2010
Dennis R. Hendrix*	Director	January 15, 2010
Michael McShane*	Director	January 15, 2010
Michael E.J. Phelps*	Director	January 15, 2010

*	The undersigned, by signing his name hereto, does hereby sign this document on behalf of the Registrant and on behalf of each of the above-named persons indicated above by asterisks, pursuant to a power of attorney duly executed by the Registrant and such persons, filed with the Securities and Exchange Commission as an exhibit hereto.

By:	/s/ REGINALD D. HEDGEBETH
Name:	Reginald D. Hedgebeth
Title:	Attorney-in-Fact

EXHIBIT INDEX

Exhibit No.	Exhibits
2.1	Plan of Arrangement, as approved by the Supreme Court of British Columbia by final order dated December 15, 2006 (filed with Form S-3, File No. 333-140048, as Exhibit 2.4).**

2.2	Amended and Restated Support Agreement dated as of January 1, 2007, between Duke Energy Corporation, Spectra Energy Corp, Duke Energy Canada Call Co. and Duke Energy Canada Exchangeco Inc. (filed with Form S-3 of Duke Energy Corporation, File No. 333-157723, as Exhibit 4.3).**

2.3	Spectra Energy Voting and Exchange Trust Agreement dated as of January 1, 2007, between Spectra Energy Corp, Duke Energy Canada Exchangeco Inc. and Computershare Trust Company, Inc. (filed with Form S-3, File No. 333-140048, as Exhibit 2.3).**

3.1	Amended and Restated Certificate of Incorporation of Spectra Energy Corp (filed with Current Report on Form 8-K, filed on December 15, 2006, File No. 1-33007, as Exhibit 3.1).**

3.2	Amended and Restated By-Laws of Spectra Energy Corp (filed with Current Report on Form 8-K, filed on May 13, 2009, as Exhibit 3.2).**

3.3	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of Spectra Energy Corp (filed with Current Report on Form 8-K, filed on May 13, 2009, as Exhibit 3.1).**

5.1	Opinion of Reginald D. Hedgebeth, General Counsel of the Registrant.*

8.1	Opinion of Skadden, Arps, Slate, Meagher & Flom LLP as to certain United States tax matters.*

8.2	Opinion of McCarthy Tétrault LLP as to certain Canadian tax matters.*

23.1	Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm for Spectra Energy Corp. *

23.2	Consent of Deloitte & Touche LLP, Independent Auditors for DCP Midstream, LLC.*

24.1	Power of Attorney of certain officers and directors of Spectra Energy Corp.*

24.2	Resolution of Registrant regarding Power of Attorney.*

*	Filed herewith
**	Previously filed and incorporated herein by reference thereto.